UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 22, 2007
V. F. Corporation
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-5256 (Commission File Number)	23-1180120 (IRS Employer Identification No.)

105 Corporate Center Boulevard Greensboro, North Carolina (Address of Principal Executive Offices)	27408 (Zip Code)
Registrant’s telephone number, including area code 336-424-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On January 22, 2007, VF Corporation entered into a Stock Purchase Agreement (the “Agreement”) to sell its intimate apparel business to Fruit of the Loom, Inc. for $350 million in cash. The Agreement is subject to governmental approvals and customary closing conditions and is expected to close in the first quarter of 2007. A copy of the Agreement is attached hereto as Exhibit 2.1 and is hereby incorporated by reference.
Item 2.02. Results of Operations and Financial Condition.
Item 7.01. Regulation FD Disclosure.
     The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition,” and Item 7.01, “Regulation FD Disclosure.”
     On January 23, 2007, VF Corporation issued a press release preliminarily announcing its expectations for fourth quarter and full year 2006 earnings, and providing initial guidance for 2007. A copy of VF’s press release is attached hereto as Exhibit 99.1, and is hereby incorporated by reference.
     In accordance with General Instruction B.2 of Form 8-K, the information pursuant to Item 2.02 and Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.
The following are furnished as exhibits to this report:

2.1	Stock Purchase Agreement dated as of January 22, 2007 among Fruit of the Loom, Inc., FL Acquisition Corp., Lee Bell, Inc., T.I. Venture Group, Inc. and V.F. Corporation

99.1	VF Corporation press release dated January 23, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION (Registrant)
By:	/s/ Robert K. Shearer
Robert K. Shearer
Senior Vice President and Chief Financial Officer (Chief Financial Officer)

Date: January 25, 2007

EXHIBIT INDEX

Exhibit No.	Description
2.1	Stock Purchase Agreement dated as of January 22, 2007 among Fruit of the Loom, Inc., FL Acquisition Corp., Lee Bell, Inc., T.I. Venture Group, Inc. and V.F. Corporation

99.1	VF Corporation press release dated January 23, 2007